                                                                    Exhibit 28.2



                   STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                      JUNE 30, 1995 AND DECEMBER 31, 1994



                                                                                     JUN 30        DEC 31
                                                                                      1995          1994
                                                                                     ------        ------
                                                                                        ($000 Omitted)
      Investments, at market, partially restricted:
          Short-term investments                                                     $21,443       $56,363
          U.S. Treasury and agency obligations                                        23,905        10,105
          Municipal bonds                                                             90,437        85,267
          Mortgage-backed securities                                                  29,345        26,872
          Corporate bonds                                                             26,973        11,335
          Mortgage loans                                                               3,440         3,309
          Real estate and other, at lower of cost or market                            3,040         3,128
                                                                                    --------      --------
            TOTAL  INVESTMENTS                                                      $198,583      $196,379
                                                                                    ========      ========





      NOTE: The total appears as the sum of two amounts under "investments" in the balance sheet presented on page 2.